As filed with the Securities and Exchange Commission on September 20, 2002

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gen-Probe Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, California 92121
(858) 410-8000
(Address of principal executive offices, including zip code, and telephone number)

2000 Equity Participation Plan of Gen-Probe Incorporated
(Full title of the plan)

Henry L. Nordhoff
Chief Executive Officer
Gen-Probe Incorporated
10210 Genetic Center Drive
San Diego, California 92121
(858) 410-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	Copies to: Scott N. Wolfe, Esq. Latham & Watkins 12636 High Bluff Drive, Suite 300 San Diego, California 92130 (858) 523-5400

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered(1)	Per Share	Offering Price	Fee

Common Stock, $.0001 par value	2,413,973	$(2)	$63,605,787	$5,852

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	This estimate is made pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, and is determined according to the following offering price information: of the 2,413,973 shares of Common Stock reserved for issuance under the 2000 Equity Participation Plan of Gen-Probe Incorporated (the “2000 Plan”) being registered hereunder, (i) 1,960,170 shares of Common Stock are subject to outstanding options with an exercise price of $27.31 per share, (ii) 353,571 shares of Common Stock are subject to outstanding options with an exercise price of $24.58 per share, (iii) 50,000 shares of Common Stock are subject to outstanding options with an exercise price of $13.50 per share and (iv) 50,232 shares of Common Stock are reserved for issuance upon exercise of options to be granted in the future. Pursuant to Rule 457(h), for all shares of Common Stock being registered hereunder with an exercise price which cannot be presently determined (50,232 shares), the Proposed Maximum Offering Price Per Share is $14.09 per share of Common Stock, which is based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on September 18, 2002.

Part I

Item 1. Plan Information.

     Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

     Not required to be filed with this Registration Statement.

Part II

Item 3. Incorporation of Documents by Reference.

     The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

•	Our Registration Statement on Form 10, as amended (the “Form 10”) (File No. 0-49834) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains audited financial statements for our latest fiscal year;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the Commission on August 27, 2002;

•	Our Current Report on Form 8-K filed with the Commission on September 11, 2002;

•	Our Current Report on Form 8-K filed with the Commission on September 17, 2002;

•	The description of our common stock contained in the Form 10; and

•	All documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of those documents.

     A statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated herein modifies or replaces such statement. Any statements so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

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Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Our certificate of incorporation provides that each person who was or is made or is threatened to be made a party to any action or proceeding by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of us or is or was serving at our request as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation also specifically authorizes us to maintain insurance and to grant similar indemnification rights to our employees or agents. We have extended similar indemnification rights to our employees and agents pursuant to our bylaws.

     We also intend to enter into indemnification agreements with each of our directors and executive officers that provide for mandatory indemnification of an officer or director made party to a “proceeding” by reason of the fact that he or she is or was an officer or director of ours, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. These agreements also obligate us to advance expenses to an indemnitee provided that he or she agrees to repay advanced expenses in the event he or she is not entitled to indemnification. Indemnitees are also entitled to partial indemnification, and indemnification for expenses incurred as a result of acting at our request as a director, officer or agent of an employee benefit plan or other partnership, corporation, joint venture, trust or other enterprise owned or controlled by us.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the above statutory provisions or otherwise, we have been advised that, in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

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Item 8. Exhibits.

Exhibit
Number		Description of Exhibit

4.	1(1)	Specimen common stock certificate
4.	2(1)	2000 Equity Participation Plan of Gen-Probe Incorporated
5.	1*	Opinion of Latham & Watkins
23.	1*	Consent of Ernst & Young, LLP, independent auditors
23.	2*	Consent of Latham & Watkins (reference is made to Exhibit 5.1)
24.	1*	Power of Attorney (included in signature page)

*	Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form 10, as amended (File No. 0-49834), and incorporated herein by reference.

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on this 19th day of September, 2002.

By:	/s/ Henry L. Nordhoff

Henry L. Nordhoff President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry L. Nordhoff and Herm Rosenman and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Henry L. Nordhoff Henry L. Nordhoff	President, Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2002

/s/ Herm Rosenman Herm Rosenman	Vice President – Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 19, 2002

/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	September 19, 2002

/s/ Kiyoshi Kurokawa, M.D., MACP Kiyoshi Kurokawa, M.D., MACP	Director	September 19, 2002

/s/ Gerald D. Laubach, Ph.D. Gerald D. Laubach, Ph.D.	Director	September 20, 2002

/s/ Brian A. McNamee, M.B. Brian A. McNamee, M.B.	Director	September 16, 2002

Signature	Title	Date

/s/ Abraham D. Sofaer Abraham D. Sofaer	Director	September 19, 2002

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit

4.	1(1)	Specimen common stock certificate
4.	2(1)	2000 Equity Participation Plan of Gen-Probe Incorporated
5.	1*	Opinion of Latham & Watkins
23.	1*	Consent of Ernst & Young, LLP, independent auditors
23.	2*	Consent of Latham & Watkins (reference is made to Exhibit 5.1)
24.	1*	Power of Attorney (included in signature page)

*	Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form 10, as amended (File No. 0-49834), and incorporated herein by reference.